Exhibit 23(h)(v)

                         AMENDED AND RESTATED EXHIBIT A



         THIS AMENDED AND RESTATED EXHIBIT A, dated as of __________, 2008, is Exhibit A to that certain Transfer Agency Services Agreement dated as of July 19, 2007, between PFPC Inc. and FundVantage Trust and is amended and restated for the addition of Boston Advisors US Small Cap Equity Fund and Boston Advisors International Equity Fund.



                                 FUNDS - CLASSES

             MBIA Municipal Bond Inflation Protection Fund - Class I MBIA Municipal Bond Inflation Protection Fund - Class R
                         MBIA High Yield Fund - Class I
                         MBIA High Yield Fund - Class R
              MBIA Multi-Sector Inflation Protection Fund - Class I
             MBIA Multi-Sector Inflation Protection Fund - Class R
                   MBIA Core Plus Fixed Income Fund - Class I
                   MBIA Core Plus Fixed Income Fund - Class R
                              Lateef Fund - Class A
                              Lateef Fund - Class I
                              Lateef Fund - Class C
                    Boston Advisors US Small Cap Equity Fund
                    Boston Advisors International Equity Fund



                                                   PFPC INC.

                                                   By:      ____________________

                                                   Name:    ____________________

                                                   Title:   ____________________

FUNDVANTAGE TRUST

By:      ____________________

Name:    ____________________

Title:   ____________________